EXHIBIT 99.1
LGI Homes Reports Third Quarter 2023 Results and Updates Full Year 2023 Guidance
THE WOODLANDS, Texas, October 31, 2023 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) today announced financial results for the third quarter and nine months ended September 30, 2023.
Third Quarter 2023 Highlights
•Net Income of $67.0 million, or $2.85 Basic EPS and $2.84 Diluted EPS
•Net Income Before Income Taxes of $89.4 million
•Home Sales Revenues of $617.5 million
•Home Closings of 1,751
•Average Sales Price per Home Closed of $352,678
•Gross Margin as a Percentage of Homes Sales Revenues of 25.7%
•Adjusted Gross Margin* as a Percentage of Home Sales Revenues of 27.2%
Nine Months Ended September 30, 2023 Highlights
•Net Income of $147.1 million, or $6.24 Basic EPS and $6.21 Diluted EPS
•Net Income Before Income Taxes of $193.2 million
•Home Sales Revenues of $1.8 billion
•Home Closings of 4,971
•Average Sales Price per Home Closed of $352,075
•Gross Margin as a Percentage of Homes Sales Revenues of 22.8%
•Adjusted Gross Margin* as a Percentage of Home Sales Revenues of 24.5%
•Active Selling Communities at September 30, 2023 of 106
•Net Orders of 5,646
•Ending Backlog at September 30, 2023 of 1,377 homes valued at $509.9 million
•Total Owned and Controlled Lots at September 30, 2023 of 72,109
*Non-GAAP
Please see “Non-GAAP Measures” for a reconciliation of Adjusted Gross Margin (a non-GAAP measure) to Gross Margin, the most directly comparable GAAP measure.
Balance Sheet Highlights
•Total liquidity of $243.2 million at September 30, 2023, including cash and cash equivalents of $47.0 million and $196.2 million of availability under the Company’s revolving credit facility
•Net debt to capitalization of 38.8% at September 30, 2023
Management Comments
“Our outstanding results in the third quarter, including the significant progress we made on increasing our profitability metrics, demonstrate the success of our operational initiatives and the resilience of our business model in the face of challenging market conditions,” said Eric Lipar, Chairman and Chief Executive Officer of LGI Homes.
“Along with double-digit year-over-year growth in closings, revenue and community count, we made significant progress on our profitability objectives. I am pleased to report that our gross margins are back in-line with their pre-

pandemic, historical levels. In the third quarter, we delivered gross margins of 25.7% and adjusted gross margins of 27.2%. The 340 basis point sequential improvement in our adjusted gross margins outperformed the 150 basis point guidance we provided last quarter. Additionally, we delivered a pre-tax profit margin of 14.5%, also representing a 340 basis point sequential improvement and higher than any other third quarter result delivered prior to the pandemic. These outstanding results are a testament to the focused execution of our teams around the country. Undeterred by volatile rate movements and market uncertainty, our dedicated employees continue to construct, sell and close homes while delivering the best service in the industry.”
Mr. Lipar concluded, “Despite the current headwinds, the fundamentals underlying the housing market remain strong and our long-term outlook for the industry is positive. Based on our performance year to date and a strong start to the fourth quarter, we are well-positioned to achieve all of our goals and objectives for 2023 and beyond.”
Full Year 2023 Outlook
Subject to the caveats in the Forward-Looking Statements section of this press release, the Company is providing the following updates to its guidance for the full year 2023. The Company now expects:
•Home closings between 6,700 and 7,000
•Active selling communities at the end of 2023 between 115 and 125
•Average sales price per home closed between $350,000 and $355,000
•Gross margin as a percentage of home sales revenues between 23.0% and 23.5%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues between 24.5% and 25.0% with capitalized interest accounting for the majority of the difference between gross margin and adjusted gross margin
•SG&A as a percentage of home sales revenues of approximately 13.0%
•Effective tax rate of approximately 24.0%
This outlook assumes that general economic conditions, including input costs, materials, product and labor availability, interest rates and mortgage availability, in the remainder of 2023 are similar to those experienced so far in the fourth quarter of 2023 and that construction costs, availability of land and land development costs in the remainder of 2023 are consistent with the Company’s recent experience. In addition, this outlook assumes that governmental regulations relating to land development and home construction are similar to those currently in place.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 12:30 p.m. Eastern Time on Tuesday, October 31, 2023 (the “Earnings Call”).
Participants may access the live webcast by visiting the Investor Relations section of the Company’s website at www.lgihomes.com.
An archive of the webcast will be available for replay on the Company’s website for one year from the date of the conference call.
About LGI Homes, Inc.
Headquartered in The Woodlands, Texas, LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes across 36 markets in 21 states. As one of America’s fastest growing companies, LGI Homes has closed over 65,000 homes since its founding in 2003 and has delivered profitable financial results every year. Nationally recognized for its quality construction and exceptional customer service, LGI Homes was named to Newsweek’s list of America’s Most Trustworthy Companies for the second consecutive year. LGI Homes’ commitment to excellence extends to its more than 1,000 employees, earning the Company numerous workplace awards at the local, state and national level, including the Top Workplaces USA 2023 Award. For more information about LGI Homes and its unique operating model focused on making the dream of homeownership a reality for families across the nation, please visit the Company’s website at www.lgihomes.com.

Forward-Looking Statements
Any statements made in this press release or on the Earnings Call that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning projected 2023 home closings, active selling communities, average sales price per home closed, gross margin as a percentage of home sales revenues, adjusted gross margin as a percentage of homes sales revenues, SG&A as a percentage of home sales revenues and effective tax rate, as well as market conditions and possible or assumed future results of operations, including descriptions of the Company’s business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 and subsequent filings by the Company with the Securities and Exchange Commission. The Company bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release or listen to the Earnings Call, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although the Company believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual results to differ materially from those expressed in the forward-looking statements and projections. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	September 30,	December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$46,981	$31,998
Accounts receivable	35,651	25,143
Real estate inventory	3,056,966	2,898,296
Pre-acquisition costs and deposits	34,661	25,031
Property and equipment, net	41,872	32,997
Other assets	97,238	93,159
Deferred tax assets, net	9,624	6,186
Goodwill	12,018	12,018
Total assets	$3,335,011	$3,124,828

LIABILITIES AND EQUITY
Accounts payable	$67,289	$25,287
Accrued expenses and other liabilities	274,681	340,128
Notes payable	1,190,366	1,117,001
Total liabilities	1,532,336	1,482,416

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, par value $0.01, 250,000,000 shares authorized, 27,503,340 shares issued and 23,563,868 shares outstanding as of September 30, 2023 and 27,245,278 shares issued and 23,305,806 shares outstanding as of December 31, 2022	275	272
Additional paid-in capital	319,795	306,673
Retained earnings	1,837,627	1,690,489
Treasury stock, at cost, 3,939,472 shares as of September 30, 2023 and December 31, 2022	(355,022)	(355,022)
Total equity	1,802,675	1,642,412
Total liabilities and equity	$3,335,011	$3,124,828

LGI HOMES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Home sales revenues	$617,539	$547,074	$1,750,166	$1,816,193

Cost of sales	458,734	391,275	1,350,608	1,270,628
Selling expenses	49,781	33,938	141,811	111,605
General and administrative	26,748	27,284	84,334	84,657
Operating income	82,276	94,577	173,413	349,303
Other income, net	(7,173)	(14,124)	(19,793)	(21,960)
Net income before income taxes	89,449	108,701	193,206	371,263
Income tax provision	22,407	18,311	46,068	78,811
Net income	$67,042	$90,390	$147,138	$292,452
Earnings per share:
Basic	$2.85	$3.88	$6.24	$12.42
Diluted	$2.84	$3.85	$6.21	$12.29

Weighted average shares outstanding:
Basic	23,546,061	23,272,811	23,562,374	23,552,211
Diluted	23,640,686	23,488,325	23,696,095	23,805,086

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information in this press release relating to adjusted gross margin.
Adjusted Gross Margin
Adjusted gross margin is a non-GAAP financial measure used by management as a supplemental measure in evaluating operating performance. The Company defines adjusted gross margin as gross margin less capitalized interest and adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes this information is useful because it isolates the impact that capitalized interest and purchase accounting adjustments have on gross margin. However, because adjusted gross margin information excludes capitalized interest and purchase accounting adjustments, which have real economic effects and could impact results, the utility of adjusted gross margin information as a measure of operating performance may be limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that the Company does. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of the Company’s performance.
The following table reconciles adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Home sales revenues	$617,539	$547,074	$1,750,166	$1,816,193
Cost of sales	458,734	391,275	1,350,608	1,270,628
Gross margin	158,805	155,799	399,558	545,565
Capitalized interest charged to cost of sales	8,580	4,617	24,475	14,865
Purchase accounting adjustments (1)	767	1,162	5,511	5,470
Adjusted gross margin	$168,152	$161,578	$429,544	$565,900
Gross margin % (2)	25.7%	28.5%	22.8%	30.0%
Adjusted gross margin % (2)	27.2%	29.5%	24.5%	31.2%
(1)Adjustments result from the application of purchase accounting for acquisitions and represent the amount of the fair value step-up adjustments included in cost of sales for real estate inventory sold after the acquisition dates.
(2)Calculated as a percentage of home sales revenues.
Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count, Average Monthly Absorption Rates and Closing Community Count by Reportable Segment
(Revenues in thousands, unaudited)

	Three Months Ended September 30, 2023					As of September 30, 2023
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$183,615	561	$327,299	34.7	5.4	34
Southeast	149,593	452	330,958	23.7	6.4	24
Northwest	67,666	131	516,534	11.0	4.0	11
West	94,950	249	381,325	14.3	5.8	15
Florida	121,715	358	339,986	20.0	6.0	22
Total	$617,539	1,751	$352,678	103.7	5.6	106

	Three Months Ended September 30, 2022					As of September 30, 2022
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$228,448	681	$335,460	33.0	6.9	34
Southeast	138,478	419	330,496	23.3	6.0	24
Northwest	46,774	95	492,358	7.0	4.5	7
West	65,064	155	419,768	11.0	4.7	11
Florida	68,310	197	346,751	18.7	3.5	17
Total	$547,074	1,547	$353,635	93.0	5.5	93

	Nine Months Ended September 30, 2023
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$564,580	1,724	$327,483	35.3	5.4
Southeast	397,618	1,216	326,988	24.1	5.6
Northwest	212,885	433	491,651	10.1	4.8
West	256,575	672	381,808	13.3	5.6
Florida	318,508	926	343,961	18.3	5.6
Total	$1,750,166	4,971	$352,075	101.1	5.5

	Nine Months Ended September 30, 2022
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$807,400	2,460	$328,211	31.3	8.7
Southeast	328,510	1,018	322,701	21.0	5.4
Northwest	220,440	429	513,846	8.6	5.5
West	244,603	598	409,035	11.2	5.9
Florida	215,240	668	322,216	19.0	3.9
Total	$1,816,193	5,173	$351,091	91.1	6.3

Owned and Controlled Lots
The table below shows (i) home closings by reportable segment for the nine months ended September 30, 2023 and (ii) owned or controlled lots by reportable segment as of September 30, 2023.

	Nine Months Ended September 30, 2023	As of September 30, 2023
Reportable Segment	Home Closings	Owned (1)	Controlled	Total
Central	1,724	21,048	3,624	24,672
Southeast	1,216	14,756	4,907	19,663
Northwest	433	5,981	2,138	8,119
West	672	9,176	2,195	11,371
Florida	926	5,340	2,944	8,284
Total	4,971	56,301	15,808	72,109
(1)Of the 56,301 owned lots as of September 30, 2023, 42,618 were raw/under development lots and 13,683 were finished lots. Finished lots included 1,471 completed homes, including information centers, and 3,009 homes in progress.
Backlog Data
As of the dates set forth below, the Company’s net orders, cancellation rate and ending backlog homes and value were as follows (dollars in thousands, unaudited):

Backlog Data	Nine Months Ended September 30,
	2023 (4)	2022 (5)
Net orders (1)	5,646	4,373
Cancellation rate (2)	22.8%	21.0%
Ending backlog – homes (3)	1,377	1,255
Ending backlog – value (3)	$509,932	$428,293
(1)Net orders are new (gross) orders for the purchase of homes during the period, less cancellations of existing purchase contracts during the period.
(2)Cancellation rate for a period is the total number of purchase contracts cancelled during the period divided by the total new (gross) orders for the purchase of homes during the period.
(3)Ending backlog consists of homes at the end of the period that are under a purchase contract that has been signed by homebuyers who have met preliminary financing criteria but have not yet closed and wholesale contracts with varying terms. Ending backlog is valued at the contract amount.
(4)As of September 30, 2023, the Company had 273 units related to bulk sales agreements associated with its wholesale business.
(5)As of September 30, 2022, the Company had 591 units related to bulk sales agreements associated with its wholesale business.

CONTACT:     Joshua D. Fattor
Vice President of Investor Relations and Capital Markets
(281) 210-2586
investorrelations@lgihomes.com